UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 21, 2016

pSivida Corp.

(Exact name of registrant as specified in its charter)

Delaware	000-51122	26-2774444
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

480 Pleasant Street Watertown, MA	02472
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 926-5000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 21, 2016, the Compensation Committee of the Board of Directors of pSivida Corp. (the “Company”) approved Amended and Restated Performance-Based Restricted Stock Unit Award Agreements (the “Restated Agreements”) with each of Nancy Lurker and Deb Jorn. The Restated Agreements amended and restated the Performance-Based Restricted Stock Unit Award Agreements, each dated November 2, 2016, between the Company and Ms. Lurker, on the one hand, and the Company and Ms. Jorn, on the other hand. The parties entered into the Restated Agreements to amend certain of the vesting provisions therein to reflect the intent of the Compensation Committee at the time of the respective grants.

The foregoing description of the Restated Agreements is not complete and is qualified in its entirety by reference to the Restated Agreements, which are filed as Exhibits 10.1 and 10.2 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

10.1	Amended and Restated Performance-Based Restricted Stock Unit Award Agreement, dated December 21, 2016, by and between pSivida Corp. and Nancy Lurker.

10.2	Amended and Restated Performance-Based Restricted Stock Unit Award Agreement, dated December 22, 2016, by and between pSivida Corp. and Deb Jorn.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

pSivida Corp.

Date: December 23, 2016	By:	/s/ Nancy Lurker
	Name:	Nancy Lurker
	Title	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Document

10.1	Amended and Restated Performance-Based Restricted Stock Unit Award Agreement, dated December 21, 2016, by and between pSivida Corp. and Nancy Lurker.

10.2	Amended and Restated Performance-Based Restricted Stock Unit Award Agreement, dated December 22, 2016, by and between pSivida Corp. and Deb Jorn.